Exhibit 99.1

Aveanna HEALTHCARE ANNOUNCES SUCCESSFUL DEBT REPRICING

Atlanta, Georgia (May 28, 2026) -- Aveanna Healthcare Holdings Inc. (“Aveanna”) (Nasdaq: AVAH), a leading, diversified home care platform focusing on providing care to medically complex, high-cost patient populations, today announced the repricing of its first lien credit facility and revolving credit facility. The repriced credit facilities provide for a 50 basis point reduction to applicable interest rate margins, as well as an additional reduction of 25 basis points to the applicable margins upon the Borrower obtaining a rating of at least B2 or B from certain credit rating agencies.

“We are encouraged by our financing partners' confidence in our commitment to operational excellence”, said Matt Buckhalter, Chief Financial Officer. “We believe today’s repricing of our credit facility supports our ongoing efforts to strengthen the balance sheet and provides additional flexibility as we continue executing Aveanna’s strategic growth initiatives.”

About Aveanna Healthcare

Aveanna Healthcare is headquartered in Atlanta, Georgia and has locations in 39 states providing a broad range of pediatric and adult healthcare services, primarily focused on care in the home, including nursing, hospice, rehabilitation, occupational nursing in schools, therapy, and day treatment center services for medically complex and chronically ill children and adults, as well as delivery of enteral nutrition and other products to patients. In addition, the Company provides respite healthcare services, which are temporary care provider services provided in relief of the patient’s normal caregiver. The Company’s services are designed to provide a high quality, lower cost alternative to prolonged hospitalization. For more information, please visit www.aveanna.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements (other than statements of historical facts) in this press release regarding our repricing of our credit facility, prospects, plans, financial position, business strategy and expected financial and operational results may constitute forward-looking statements. Forward-looking statements generally can be identified by the use of terminology such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “would,” “predict,” “project,” “potential,” “continue,” “could,” “design,” “guidance,” or the negatives of these terms or variations of them or similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, the risks and uncertainties set forth under the heading “Risk Factors” in Aveanna’s Annual Report on Form 10-K for its 2025 fiscal year filed with the Securities and Exchange Commission on March 19, 2026, which is available at www.sec.gov. Accordingly, forward-looking statements included in this press release do not purport to be predictions of future events or circumstances, and actual results may differ materially from those expressed by forward-looking statements. All forward-looking statements speak only as of the date made, and Aveanna undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1

Investor Contact

Matt Buckhalter

Chief Financial Officer

ir@aveanna.com